SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

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FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)               September 22, 2010

MOTIVNATION, INC.
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(Exact Name of Registrant as Specified in its Charter)

Nevada                                               000-50048                               82-6008492
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(State or Other Jurisdiction      (Commission                          (IRS Employer
of Incorporation)                        File Number)                         Identification No.)

318 N. Carson St. #208,   Carson City, NV                                        89701
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(Address of Principal Executive Offices)                                     (Zip Code)

Registrant's telephone number, including area code: (775)-305-0105
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(Former Name or Former Address, if Changed Since Last Report)

Item 4.01 Changes in Registrants Certifying Accountant.

(a) On September 22, 2010, SPECTOR & ASSOCIATES, LLP, Certified Public Accountants (“Spector”) resigned as Motivnation, Inc.’s (the “Company”) independent registered public accounting firm.   Between April 5, 2004 (the date of engagement) and September 22, 2010 (the date of resignation) there were no disagreements with Spector on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Spector, would have caused Spector to make reference to the subject matter of the disagreement in its review of the Company’s consolidated financial statements for the years ended December 31, 2008 and 2009.

The Company has requested that Spector furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of such letter, dated September 22, 2010, is filed herewith as Exhibit 16.

(b) On September 22, 2010, upon the authorization and approval of the board of directors, the Company engaged Gumbiner Savett Inc., Certified Public Accountant (“Gumbiner”) as its independent registered public accounting firm.

No consultations occurred between the Company and Gumbiner during the years ended December 31, 2009 and 2008 and through September 22, 2010, regarding either (i) the application of accounting principles to a specific completed or contemplated transaction, the type of audit opinion that might be rendered on the Company’s financial statements, or other information provided that was an important factor considered by the Company in reaching a decision as to an accounting, auditing, or financial reporting issue, or (ii) any matter that was the subject of disagreement requiring disclosure under Item 304(a)(1)(iv) of Regulation S-K or reportable event requiring disclosure under Item 304(a)(1)(v) of Regulation S-K.

ITEM 9.01     FINANCIAL STATEMENTS AND EXHIBITS

The following exhibit is attached as part of this report:

Exhibit No.   Description

16 Letter from SPECTOR & ASSOCIATES, LLP to the Securities and Exchange Commission

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

/s/ George LeFevre                                                                                               Date
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George LeFevre
Chief Executive Officer,                                                                                  September 22, 2010